      As Filed with the Securities and Exchange Commission on June 4, 1999
                             Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                               PLC SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

        YUKON TERRITORY                                       04-3153858
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                              JENNIFER MILLER, ESQ.
                                PLC Systems Inc.
                                 10 Forge Park
                          Franklin, Massachusetts 02038
                                 (508) 541-8800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                                    Copy to:

                                STEVEN S. SIEGEL
                   Brownstein Hyatt Farber & Strickland, P.C.
                       410 Seventeenth Street, 22nd Floor
                             Denver, Colorado 80202
                                 (303) 534-6335

                             --------------------

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [X] 333-68923

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

                             --------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Title of each class of            Proposed maximum              Amount of
securities to be registered   aggregate offering price      Registration Fee
----------------------------------------------------------------------------
Common Stock, no par               $2,028,888 (1)              $564.03 (1)
----------------------------------------------------------------------------
----------------------------------------------------------------------------

(1) The maximum aggregate offering price of the Common Stock registered hereunder will not exceed $2,028,888. For the purpose of calculating the amount of common stock to be registered pursuant to this Registration Statement and Rule 462(b), $10,144,444 of the $12,000,000 of common stock previously registered on Registration Statement No. 333-68923 remains to be issued as of the date of this filing. Pursuant to Rule 457(o), the registration fee is calculated on the aggregate maximum offering price of the Common Stock, and the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.

             INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                        ON FORM S-3, FILE NO. 333-68923

    PLC Systems, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-68923) declared effective on February 16, 1999 by the Securities and Exchange Commission ( the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                             ITEM 16.  EXHIBITS.

Exhibit
Number                            Description of Document
------                            -----------------------
5.1        Opinion of Anton Campion MacDonald Oyler Buchan.
23.1       Consent of Ernst & Young LLP.
23.2       Consent of Anton Campion MacDonald Oyler Buchan (included in
           Exhibit 5.1).
24.1       Power of Attorney (Exhibit 24.1 to Registration Statement
           No. 333-68923).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Massachusetts, on June 4, 1999.

                                       PLC SYSTEMS INC.
                                       a Yukon Territory corporation


                                       By:    /s/ WILLIAM C. DOW
                                          ----------------------------
                                       Name:  William C. Dow
                                       Title: President, Chief Executive Officer
                                              and Director (PRINCIPAL EXECUTIVE
                                              OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:

           NAME                              TITLE                              DATE
           ----                              -----                              ----
/s/ WILLIAM C. DOW             President, Chief Executive Officer            June 4, 1999
---------------------------    and Director (PRINCIPAL EXECUTIVE
William C. Dow                 OFFICER)


/s/ ROBERT SVIKHART            Chief Financial Officer and Treasurer         June 4, 1999
---------------------------    (PRINCIPAL FINANCIAL OFFICER AND
Robert Svikhart                PRINCIPAL ACCOUNTING OFFICER)


/s/ EDWARD PENDERGAST*         Chairman of the                               June 4, 1999
---------------------------    Board of Directors
Edward Pendergast


/s/ H.B. BRENT NORTON*         Director                                      June 4, 1999
---------------------------
H.B. Brent Norton, M.D.


/s/ KENNETH J. PULKONIK*       Director                                      June 4, 1999
---------------------------
Kenneth J. Pulkonik


/s/ ROBERT I. RUDKO*           Director                                      June 4, 1999
---------------------------
Robert I. Rudko, Ph.D


/s/ ROBERTS A. SMITH*          Director                                      June 4, 1999
---------------------------
Roberts A. Smith, Ph.D


*  By William C. Dow, attorney-in-fact.




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